UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2014 (April 25, 2014)

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-32871	27-0000798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA 19103-2838
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 286-1700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Transactions Agreement

On April 25, 2014, Comcast Corporation (“Comcast”) entered into a binding definitive agreement (the “Transactions Agreement”) with Charter Communications, Inc. (“Charter”), which contemplates three transactions: (1) a contribution and spin-off transaction, (2) an asset exchange and (3) a purchase of assets (collectively, the “Transactions”) as described in more detail below.  The Transactions are expected to be executed substantially contemporaneously with each other and will be consummated as promptly as practicable following the merger of a subsidiary of Comcast with Time Warner Cable Inc. (“TWC”) pursuant to the Agreement and Plan of Merger dated as of February 12, 2014, by and among Comcast, TWC and Tango Acquisition Sub, Inc. (the “Comcast-TWC Merger Agreement”), as previously announced by Comcast and TWC.  The completion of the Transactions will result in the combined Comcast-TWC entity divesting approximately 3.9 million net subscribers.  The Transactions Agreement has been approved by the Boards of Directors of both Comcast and Charter, and TWC has consented to the Transactions Agreement.

Contribution and Spin-Off

The Transactions Agreement provides that Comcast will form a new entity (“SpinCo”), which will hold and operate systems currently owned by Comcast serving approximately 2.5 million existing Comcast subscribers (the “SpinCo Systems”), the relevant subscribers and any other assets, investments and businesses primarily related to the SpinCo Systems and will also assume liabilities primarily related to the SpinCo Systems and other assets transferred by Comcast to SpinCo (the “Contribution”).

Comcast, Charter and SpinCo will use reasonable best efforts to cause SpinCo to incur new indebtedness in an amount equal to 5.0 times the 2014 EBITDA of the SpinCo Systems (as such term is defined by SpinCo’s financing sources for purposes of the financing) to fund a distribution to Comcast.  Such distribution may be in the form of a cash distribution, with the remainder in new SpinCo notes which are expected to then be exchanged for outstanding Comcast notes in a debt-for-debt exchange.

Certain financial institutions are expected to conduct a tender offer for existing Comcast notes and to offer the new SpinCo notes.  If the amount of Comcast notes ultimately tendered is less than the amount that, following exchange for new SpinCo notes, would result in SpinCo leverage of at least 2.5 times 2014 EBITDA of the SpinCo Systems, the Transactions will be terminated.  If as a result of the debt-for-debt exchange, the SpinCo leverage is more than 2.5 times but less than 5.0 times 2014 EBITDA of the SpinCo Systems, Charter will increase the Merger Consideration (as defined below) in accordance with the formula described below.

On the fifth day following the settlement of the debt tender, SpinCo notes to be issued to Comcast may be priced in the market on a best-efforts basis, in a principal amount (less original issue discount, if any) equal to the value of tendered Comcast notes, and Comcast may seek to have the banks exchange the SpinCo notes held by Comcast for the tendered Comcast notes.

Following the distribution and debt-for-debt exchange, Comcast will distribute all of the SpinCo shares to the holders of outstanding shares of Comcast common stock (including former TWC stockholders) (the “Spin-Off”).  At Comcast’s election in lieu of the Spin-Off, the separation will be accomplished through an exchange offer by Comcast to exchange stock of SpinCo for outstanding shares of Comcast common stock (the “Split-Off”).

Following the distribution of all of the SpinCo shares to Comcast shareholders, CCH I, LLC (“New Charter”), a wholly owned subsidiary of Charter, will convert into a corporation.  A newly formed, wholly owned subsidiary of New Charter will merge with and into Charter with the effect that all shares of Charter will be converted into shares of New Charter (the “Charter Reorganization”) and New Charter will survive as the publicly-traded parent company of Charter.  Another newly formed, wholly owned subsidiary of New Charter (“Merger Sub”) will merge with and into SpinCo, with SpinCo surviving (the “Merger”).  In the Merger, (i) New Charter will acquire an  amount of SpinCo shares that will result in historic Comcast shareholders (not including former TWC stockholders)

holding at least 50.75% of the SpinCo shares, which we estimate to be approximately 33% of the SpinCo shares, and (ii) in exchange for such SpinCo shares, the SpinCo shareholders will receive New Charter shares (the “Merger Consideration”) in the aggregate equal in value to such percentage ownership multiplied by the excess of (A) 7.125 times the Carveout 2014 EBITDA (as defined in the Transactions Agreement) of the SpinCo Systems over (B) the amount of SpinCo indebtedness as of closing, plus certain other adjustments.  The New Charter shares will be valued based on the 60-calendar-day volume-weighted average price of Charter shares ending on the last trading day prior to closing. After the Spin-Off or Split-Off, Comcast will not have any ownership interest in SpinCo or New Charter. There will be a post-closing adjustment between Comcast and SpinCo to true up to actual Carveout 2014 EBITDA, and SpinCo will maintain a normalized level of working capital through the closing.  Each of Comcast and New Charter will also be subject to certain purchase restrictions with respect to SpinCo shares for a period after the closing. New Charter has agreed to not acquire any additional SpinCo shares from and until the second anniversary of the closing of the Merger.

At closing, SpinCo will have a board of 9 directors, separated into 3 classes, selected as follows: (i) 3 independent directors selected by Comcast and reasonably acceptable to Charter, each of whom shall be in a separate class, (ii) 3 independent directors selected by Comcast from a list of potential nominees provided by Charter, each of whom shall be in a separate class and (iii) 3 directors designated by Charter, who are currently expected to be officers and/or directors of Charter, each of whom shall be in a separate class.

In addition, the Transactions Agreement contemplates that, immediately following the Merger, SpinCo and Charter will enter into a services agreement (the “Services Agreement”) pursuant to which Charter will provide certain services to SpinCo, including but not limited to corporate, network operations, engineering & IT, voice operations, field operations and customer services, in exchange for cost reimbursement and a fee of 4.25% of SpinCo’s revenues.  The Services Agreement will have an initial term of three years, automatically renewable for one-year terms unless either party gives notice of non-renewal at least one year prior to the end of the initial, or any renewal, term. The Services Agreement will also be terminable by either party for customary cause events.

Asset Exchange

At closing, Comcast and Charter will exchange certain systems serving approximately 1.6 million subscribers of each company, together with the relevant subscribers and all the other assets and liabilities primarily related to such systems in a tax-efficient like-kind exchange (the “Exchange”).  In exchange for its systems, Charter will receive systems currently owned by TWC.  To the extent that the Carveout 2014 EBITDA of the exchanged systems of each company differs, a cash equalization payment will be made.  In addition, there will be a post-closing adjustment between Comcast and Charter to true up to actual Carveout 2014 EBITDA (at a valuation of 7.125 times such Carveout 2014 EBITDA) and any variance of working capital of the exchanged systems from a normalized level of working capital.

Asset Purchase

At closing, Charter will acquire from Comcast systems currently owned by TWC and not included in the Exchange, serving approximately 1.4 million subscribers, together with the relevant subscribers and all the other assets and liabilities primarily related to such systems for cash consideration equal to 7.125 times Carveout 2014 EBITDA of such systems (the “Purchase”).  The consideration for the Purchase will be financed with new indebtedness of Charter.  If, within 30 days following the receipt of carveout financial statements for the systems included in the Purchase, Charter believes it will be unable to obtain financing for the Purchase, it may terminate the Transactions.  If within such period, Charter has not delivered financing commitments with respect to such financing, either party may terminate the Transactions.  Charter will pay to Comcast the tax benefit of the step up it receives in the tax basis of the assets acquired in the Purchase.  Such tax benefit will be paid as realized by Charter over an eight year period, and an additional payment will be made at the end of such eight year period in the amount of any remaining tax benefit (on a present value basis).

Consummation of the Transactions is subject to customary closing conditions, including, among others, (1) completion of the Comcast-TWC transaction, (2) receipt of certain regulatory approvals for the Transactions, in most cases without the imposition of a burdensome condition, as defined in the Transactions Agreement, (3) approval by

Charter’s shareholders, and (4) with respect to Charter’s obligations, absence of a material adverse change with respect to the assets and liabilities transferred to SpinCo, the assets transferred by Comcast in the Exchange and the assets transferred by Comcast in the Purchase, taken as a whole, and with respect to Comcast’s obligations, absence of a material adverse change with respect to the assets and liabilities transferred by Charter in the Exchange and absence of a material adverse effect with respect to Charter, and also with respect to Charter’s obligations, absence of the assertion by Charter’s financing sources for the Purchase of a material adverse effect with respect to Charter.

The agreements for each of the Transactions shall be terminable: (1) upon termination of the Comcast-TWC transaction, (2) by either party on material breach of the other party, subject to cure provisions, (3) upon any final and non-appealable injunction or legal impediment, (4) within the time limits described above, in the event Charter is unable to obtain financing for the Purchase, (5) in the event the Charter shareholder approval is not obtained, (6) solely by Comcast, in the event the Charter board of directors makes an adverse change to its recommendation, and (7) if the Transactions have not been consummated within certain time frames from the completion of the Comcast-TWC transaction.

Although the Transactions Agreement contains all the material terms necessary to the completion of the Transactions and is binding on the parties, the parties have agreed to use their reasonable best efforts to negotiate and enter into more detailed agreements with respect to Transactions as promptly as reasonably practicable and in any event within 120 days after the date of the Transactions Agreement.

The foregoing descriptions of the Transactions Agreement and the Transactions do not purport to be complete and are qualified in their entirety by reference to the Transactions Agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting Agreement

On April 25, 2014, concurrently with the execution of the Transactions Agreement, Comcast entered into a voting agreement (the “Voting Agreement”) with Liberty Media Corporation, a Delaware corporation (“Liberty”), which holds approximately 26,858,577 shares of Class A common stock, par value $.001 per share, of Charter (the “Charter Common Stock”).  Pursuant to the Voting Agreement, Liberty agreed, among other things, to vote all of its shares of Charter Common Stock in favor of the New Charter stock issuance contemplated by the Transactions Agreement (the “Stock Issuance”) and any other matters for which the approval of Charter’s stockholders is reasonably necessary to consummate the transactions contemplated by the Transactions Agreement, and against any actions that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the Transactions Agreement.

Liberty agreed, subject to certain exceptions, not to transfer its shares of Charter Common Stock during the term of the Voting Agreement. Liberty further agreed that, subject to certain exceptions, neither it nor certain related entities will knowingly acquire ownership of any SpinCo stock until the second anniversary of the Merger.

The Voting Agreement will terminate upon the earliest of (i) immediately prior to the consummation of the Transactions; (ii) the termination of the Transactions Agreement in accordance with its terms; (iii) the date on which the Transactions Agreement is modified, amended or supplemented, or any waiver is granted thereunder, which (A) is reasonably likely to have an adverse effect (other than a de minimis adverse effect) upon Liberty’s rights and benefits under the Voting Agreement or its existing stockholders agreement with Charter; (B) is reasonably likely to create any new or additional obligations upon Liberty, or (C) changes or modifies the formulas to be used in connection with the calculation of the New Charter shares to be issued to the shareholders of Comcast, if such changes or modifications are reasonably likely to result in a material increase in the number of New Charter shares to be issued to the shareholders of Comcast as compared to the number calculated to be issuable pursuant to the formulas included in the Transactions Agreement as of April 25, 2014; (iv) the valid termination of the Comcast-TWC Merger Agreement in accordance with its terms; (v) at any meeting of stockholders of Charter at which a vote of Charter stockholders is taken on the Stock Issuance and the Stock Issuance is not approved by the requisite voting percentage; and (vi) the earlier of (A) 150 days after completion of the Comcast-TWC transaction and (B) August 12, 2015.

The foregoing description of the Voting Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Item 8.01.        Other Events.

Consent under Merger Agreement

On April 25, 2014, concurrently with the execution of the Transactions Agreement and the Voting Agreement, Comcast entered into a consent (the “Consent”) with TWC in respect of the Comcast-TWC Merger Agreement. Pursuant to the terms and conditions of the Consent, TWC consented to the entry by Comcast into the Transactions Agreement. The foregoing description of the Consent does not purport to be complete, and is qualified in its entirety by reference to the full text of the Consent, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Press Release

On April 28, 2014, Comcast and Charter issued a joint press release announcing the Transactions Agreement. A copy of the press release is attached hereto as Exhibit 99.2.  The foregoing description is qualified in its entirety by reference to the text of such press release.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction between Comcast and Charter, Charter will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Charter that also constitutes a prospectus of Charter, and a definitive proxy statement/prospectus will be mailed to shareholders of Charter. INVESTORS AND SECURITY HOLDERS OF COMCAST AND CHARTER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Comcast or Charter through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Comcast are available free of charge on Comcast’s website at http://cmcsa.com or by contacting Comcast’s Investor Relations Department at 866-281-2100. Copies of the documents filed with the SEC by Charter will be available free of charge on Charter’s website at charter.com, in the “Investor and News Center” near the bottom of the page, or by contacting Charter’s Investor Relations Department at 203-905-7955.

In addition, in connection with the proposed transaction between Comcast and TWC, on March 20, 2014, Comcast filed with the SEC a registration statement on Form S-4 containing a preliminary joint proxy statement of Comcast and TWC that also constitutes a preliminary prospectus of Comcast.  The registration statement has not yet become effective.  After the registration statement is declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to shareholders of Comcast and TWC.  INVESTORS AND SECURITY HOLDERS OF COMCAST AND TWC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT

INFORMATION.  Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Comcast or TWC through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Comcast are available free of charge on Comcast’s website at http://cmcsa.com or by contacting Comcast’s Investor Relations Department at 866-281-2100.  Copies of the documents filed with the SEC by TWC will be available free of charge on TWC’s website at http://ir.timewarnercable.com or by contacting TWC’s Investor Relations Department at 877-446-3689.

Shareholders of Comcast and TWC are not being asked to vote on the proposed transaction between Comcast and Charter, and the proposed transaction between Comcast and TWC is not contingent upon the proposed transaction between Comcast and Charter.

Comcast, TWC, Charter and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction between Comcast and TWC, and Comcast, Charter and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction between Comcast and Charter. Information about the directors and executive officers of TWC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 18, 2014, and its preliminary proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 8, 2014.  Information about the directors and executive officers of Comcast is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 12, 2014, and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 11, 2014. Information about the directors and executive officers of Charter is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 27, 2014.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary joint proxy statement/prospectus of Comcast and TWC filed with the SEC and will be contained in the definitive joint proxy statement/prospectus of Comcast and TWC and other relevant materials to be filed with the SEC when they become available, and will also be contained in the preliminary proxy statement/prospectus of Charter when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of TWC by Comcast and the proposed transaction between Comcast and Charter, including any statements regarding the expected timetable for completing the transactions, benefits and synergies of the transactions, future opportunities for the respective companies and products, and any other statements regarding Comcast’s, TWC’s and Charter’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transactions; the risk that a condition to closing either of the proposed transactions may not be satisfied; the risk that a regulatory approval that may be required for either of the proposed transactions is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed transactions; the parties’ ability to promptly, efficiently and effectively integrate acquired operations into their own operations; and the diversion of management time on transaction-related issues. Additional information concerning these and other factors can be found in Comcast’s, TWC’s and Charter’s respective filings with the SEC, including Comcast’s, TWC’s and Charter’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Comcast, TWC and Charter assume no obligation to update any forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

2.1	Comcast/Charter Transactions Agreement dated as of April 25, 2014 between Comcast Corporation and Charter Communications, Inc.

2.2	Voting Agreement dated as of April 25, 2014 between Comcast Corporation and Liberty Media Corporation.

99.1	Consent dated as of April 25, 2014 between Comcast Corporation and Time Warner Cable Inc.

99.2	Joint Press Release dated April 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Comcast Corporation

Date:	April 28, 2014	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Comcast/Charter Transactions Agreement dated as of April 25, 2014 between Comcast Corporation and Charter Communications, Inc.

2.2	Voting Agreement dated as of April 25, 2014 between Comcast Corporation and Liberty Media Corporation.

99.1	Consent dated as of April 25, 2014 between Comcast Corporation and Time Warner Cable Inc.

99.2	Joint Press Release dated April 28, 2014.